EXHIBIT 1

DECLARATION OF CONSENT TO JOINT FILING BY SANOFI-AVENTIS AND AVENTIS PHARMA DEUTSCHLAND GMBH.

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the “Act”), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

Sanofi-aventis and Aventis Pharma Deuschland GmbH hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of the Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.

SANOFI-AVENTIS

Date: February 8, 2005	By:	/s/ Jean-Claude LEROY
Jean-Claude LEROY
Chief Financial Officer

AVENTIS PHARMA DEUSCHLAND GmbH

Date: February 8, 2005	By:	/s/ Heinz-Werner MEIER
Heinz-Werner MEIER
Chief Executive Officer

	By:	/s/ Dieter KOHL
Dieter KOHL
Chief Financial Officer